Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

COLLINS & AIKMAN FLOORCOVERINGS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the Quarterly Report on Form 10-Q of Collins & Aikman Floorcoverings, Inc. (the “Company”) for the period ended October 29, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Edgar M. (Mac) Bridger, Chief Executive Officer of the Company, certifies that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edgar M. (Mac) Bridger
Edgar M. (Mac) Bridger
Chief Executive Officer

December 13, 2005